                                                                   EXHIBIT 10.25


                         AMENDMENT AND WAIVER AGREEMENT


            This AMENDMENT AND WAIVER AGREEMENT dated as of the 21st day of May, 2001 by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 60 East 42nd Street, New York, New York 10017 and WILLEY BROTHERS, INC., ("Borrower"), a New Hampshire corporation with its chief executive office and principal place of business at 10 Main Street, Rochester, New Hampshire, 13839. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions of the Loan and Security Agreement dated as of the 11th day of January, 2001 (the "Loan Agreement").

                              W I T N E S S E T H:


            WHEREAS, the Borrower and the Lender entered into the Loan, pursuant to which the Lender made the Total Credit Facility available to the Borrower.

            WHEREAS, the Borrower and the Lender wish to amend and or waive certain of the provisions of the Loan Agreement.

            NOW THEREFORE, in consideration of the foregoing and the agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Amendments. During the period commencing May 21, 2001 through July 20, 2001 (the "Waiver Period"):

            1.1 The reference in (i) the definition of "Revolver Availability" in Appendix A to the Loan Agreement and (ii) the Form of Borrowing Base Certificate attached as Exhibit I to the Loan Agreement, to "2.5 times EBITDA" shall be deemed to be a reference to (a) "3.0 times EBITDA" for the period ended April 30, 2001; and (b) "2.75 times EBITDA" for the period ended May 31, 2001, which shall delivered to the Lender no later than June 11, 2001; and

            1.2 The "Applicable Margin" in respect of all Loans shall be increased by .50%.

            1.3 The Waiver Period shall end on July 20, 2001 and following such date the "Revolver Availability" and the "Applicable Margin" shall in each case be calculated as set forth in the Loan Agreement without regard to Sections
1.1 and 1.2 respectively of this Amendment and Waiver Agreement.

      2.    Waiver.

            2.1 Notwithstanding the provisions of Section 8.1.8 of the Loan Agreement, the Borrower and the Lender acknowledge that the Borrower has and shall maintain (i) an ACH facility with the Bank in an amount not to exceed in the aggregate $100,000 and (ii) an account with the Bank in respect of Fleet Capital Credit Cards in an amount not to exceed in the aggregate $100,000.

      3.    Miscellaneous.

            3.1 Except as otherwise specifically amended or waived by this Amendment and Waiver Agreement, the other provisions of the Loan Agreement are hereby confirmed and ratified and shall remain in full force and effect.

            3.2 This Amendment and Waiver Agreement shall become effective, once executed in full, as of the date set forth above.

            3.3 In order to induce the Lender to enter into this Amendment and Waiver Agreement, the Borrower hereby, represents and warrants to the Lender as follows:

            (a) that no Default or Event of Default exists on the date hereof or will exist on the date hereof and after giving effect to this Amendment and Waiver Agreement;

            (b) that all of the representations and warranties contained in each Loan Document shall be correct as of the date hereof both before and after giving effect to this Amendment and Waiver Agreement, with the same effect as though such representations and warranties had been made on and as of the date hereof (it being understood and agreed that any representation or warranty made as of a specified date shall be required to be correct only as of such specific date;

            (c) that the execution, delivery and performance by the Borrower of this Amendment and Waiver Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not
(i) contravene the Borrower's charter or bylaws (or equivalent documentation),
(ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its properties or assets or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Borrower; and

            (d) that this Amendment and Waiver Agreement is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally (regardless of whether enforcement is sought in equity or at law).

            3.4 From the date hereof and during the Waiver Period, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the Notes and each of the other Loan Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby. This Amendment and waiver Agreement shall be deemed a "Loan Document" for all purposes.

            3.5 The execution, delivery and effectiveness of this Amendment and Waiver Agreement shall not, except as expressly provided herein, operate as a modification, acceptance or waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any provision of any of the Loan Documents.

            3.6 The Borrower agrees to pay the Lender all reasonable costs and expenses incurred by the Lender (including, without limitation, reasonable legal fees and expenses) in connection with the preparation and enforcement of this Amendment and Waiver Agreement, together with all other fees currently due and owing to the Lender under the Loan Agreement, concurrently with the execution by each party of this Amendment and Waiver Agreement.

            3.7 This Amendment and Waiver Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

            3.8 This Amendment and Waiver Agreement, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter of this Amendment and Waiver Agreement and supersedes all prior understandings, negotiations, representations and agreements, whether written or oral, between the parties with respect to such subject matter. Any modification of the terms of this Amendment and Waiver Agreement shall not be effective unless in writing and signed by each party.

            3.9 This Amendment and Waiver Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within such State, without reference to principles of conflicts of laws.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver Agreement to be duly executed as of the date first written above.


                                    WILLEY BROTHERS, INC.
                                    ("Borrower")


                                    By: /s/ Edward T. Stolarski
                                        ----------------------------
                                        Name: Edward T. Stolarski
                                        Title: Executive Vice President


                                    FLEET CAPITAL CORPORATION
                                    ("Lender")


                                    By: /s/ Michael Kerneklian
                                        ----------------------------
                                        Name: Michael Kerneklian
                                        Title: Vice President

                      SECOND AMENDMENT AND WAIVER AGREEMENT

            This SECOND AMENDMENT AND WAIVER AGREEMENT (this "Amendment") dated as of the 22nd day of October, 2001 by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 60 East 42nd Street, New York, New York 10017 and WILLEY BROTHERS, INC. ("Borrower"), a New Hampshire corporation with its chief executive office and principal place of business at 10 Main Street, Rochester, New Hampshire, 13839. Capitalized terms used in this Agreement shall have the meanings assigned to them in the Loan Agreement (as defined below).

                              W I T N E S S E T H:
                               - - - - - - - - - -


            WHEREAS, the Borrower and the Lender entered into the Loan and Security Agreement, dated as of January 11, 2001 as amended by the Amendment and Waiver Agreement (the "First Amendment") dated as of May 21, 2001 (collectively the "Loan Agreement"), pursuant to which the Lender made the Total Credit Facility available to the Borrower.

            WHEREAS, the Borrower and the Lender wish to further amend and or waive certain of the provisions of the Loan Agreement.

            NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.    Amendments.

            1.1   The Loan Agreement shall be amended as follows:

            1.1.1 Section 5.1. Section 5.1(vi) is hereby amended by adding at the end thereof the following:
            ", including, without limitation, the Loan Account, the Dominion Account the Growth Capital Account and the Restricted Payments Account or any substitute account for any of the foregoing."

            1.1.2 Section 8.1.3. Section 8.1.3 is hereby amended by deleting subsections (viii) and (ix) thereof in their entirety and substituting therefor the following:

            "(viii) not later than 20 days after the end of each month (a) a copy of the Backlog Report; (b) a "proposal/opportunity report" describing potential new contracts; and (c) a summary of inventory by location;

            (ix) simultaneously with the delivery thereof to CMII copies of all financial information so delivered;

            (x) not later than the second Business Day of each week and for so long as the Lender reasonably requires (a) a report of Borrower's outstanding contracts for such week (similar to the Backlog Report);
            (b) a report showing the aged accounts payables; (c) a report showing the accounts receivable and the due date therefor; and (d) a report listing all contracts terminated and executed during the prior week; and

            (xi) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and /or its Subsidiary's financial condition or results of operations."

            1.1.3 Section 8.1.8. Section 8.1.8 shall be deleted in its entirety and the following substituted therefor:

            "8.1.8 Accounts Held at Bank. Maintain the Loan Account, the Dominion Account, the Growth Capital Account and the Restricted Payments Account. Unless agreed in writing with Lender, Borrower shall have no other bank accounts with any other financial institution; provided, however, that the Borrower may have certificates of deposit with other banks so long as (a) such certificates of deposit are pledged to Lender, and (b) the aggregate amount of all such certificates of deposit shall not exceed $500,000."

            1.1.4 Section 8.1.10. A new Section 8.1.10 shall be added as follows:

            "8.1.10 Proceeds of Subordinated Notes. Following the consummation of the transactions contemplated by the Transaction Documents and the receipt by the Borrower of $5,000,000 (prior to deduction of fees and expenses) as proceeds of the Subordinated Notes and the Common Stock Warrants (as defined in the Common Stock Purchase Warrant), (i) $3,000,000 of such proceeds minus the fees and expenses related to the execution and delivery of the Transaction Documents shall be deposited in the Growth Capital Account; and (ii) the balance of such proceeds, in an amount equal to $2,000,000, shall be used to reduce the current amount outstanding under the Revolving Credit Loan."

            1.1.5 Section 8.2.1. Section 8.2.1 is hereby amended by deleting the words "all or" and "substantial" from the last line thereof and by adding at the end thereof the following:

            ", (each an "Investment"), except that Borrower may make any such Investment provided, that during the Initial Term no single Investment shall exceed $300,000 and the aggregate of all such Investments shall not exceed $600,000."

            1.1.6 Section 8.2.3. Section 8.2.3(ii) is hereby amended by adding at the end thereof the following:

            "and the indebtedness under the Subordinated Transaction Debt."

            1.1.7 Section 8.2.6. Section 8.2.6 shall be deleted in its entirety and the following substituted therefor:

            "8.2.6 Subordinated Debt. Make, or permit the Subsidiary to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the terms of this Agreement and/or the Subordination Agreement."

            1.1.8 Section 8.2.7. Section 8.2.7 is hereby amended by adding at the end thereof the following: "except as permitted by the Subordination Agreement".

            1.1.9 Section 8.2.8. Section 8.2.8 is hereby deleted in its entirety and the following substituted therefor:

            "8.2.8. Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases, the Capitalized Lease Obligation for a particular fiscal year) which, in the aggregate, as to Borrower and its Subsidiaries, exceed the following:

            Fiscal Year 2001                          $  750,000
            Fiscal Year 2002                          $1,775,000
            Fiscal Year 2003                          $1,375,000, and
            Fiscal Year 2004 and thereafter           $  500,000.

            1.1.10 Section 8.2.15. Notwithstanding anything to the contrary contained in the definition of "Management Fees" and the first paragraph of
Section 8.2.15 but subject in all cases to the other terms and provisions of the Loan Agreement, including, without limitation, clauses (a) through (f) of such
Section 8.2.15:

            (a) payments due by the Borrower to the Sellers under the Seller Notes for the first three fiscal quarters of fiscal year 2001 shall be deferred in each of such fiscal quarters and such payments shall recommence in the fourth quarter of fiscal year 2001, and the maturity date under each of the respective Seller Notes shall be extended for an additional three fiscal quarters; and

            (b) the Management Fees due by the Borrower to the Guarantor for the first three fiscal quarters of fiscal year 2001, aggregating $300,000, shall be deferred (the "Deferred Amount"), with such Deferred Amount payable quarterly in the amount of $50,000 per quarter commencing on June 30, 2002 and continuing for each of the five succeeding quarters.

            1.1.11 Section 8.3.1. Notwithstanding the terms of Section 8.3.1 of the Loan Agreement, the ratio of Total Debt to EBITDA shall be less than or equal to 3.35 for the third quarter of 2001 and for each fiscal quarter thereafter shall be less than or equal to 3.50.

            1.1.12 Section 8.3.2. During the Second Waiver Period and notwithstanding the terms of Section 8.3.2 of the Loan Agreement, the minimum EBITDA for (i) the third fiscal quarter of 2001 shall be no worse than minus $540,000 (-$540,000) and (ii) the fiscal year ending December 31, 2001 shall be equal to or greater than $4,000,000.

            1.1.13 Section 8.3.5. Notwithstanding anything to the contrary contained in Section 8.3.5 of the Loan Agreement, during the first three fiscal quarters of 2002, the Borrower shall not permit the Fully Loaded Fixed Charge Coverage Ratio to be less than 1.3:1.

            1.2 The Appendix A General Definitions of the Loan Agreement shall be amended as follows, provided, that subsections 1.2.3 below shall only be effective during the Second Waiver Period:

            1.2.1 The following proviso shall be added at the end of the definition of "EBITDA":

            "and provided, further, that Growth Capital Expenditures in amounts not to exceed $200,000 in fiscal year 2001 and $750,000 in each of fiscal years 2002 and 2003, (upon notification thereof in writing to the Lender together with reasonable supporting documentation) shall be permitted to be added back into EBITDA in each such respective fiscal year but no other fiscal year."

            1.2.2 The definition of "Fully Loaded Fixed Charge Coverage Ratio" shall be amended by (A) deleting the word "and" appearing before "(vi)" and (B) adding the following at the end thereof:

            ", and (vii) all payments under the Subordinated Note(s)."

            1.2.3 The definition of "Revolver Availability" shall (a) during the Second Waiver Period, be deleted in its entirety and the following substituted therefor:

            "Revolver Availability - an amount not to exceed $2,000,000.";

and (b) following the termination of such Second Waiver Period, be amended by adding after the word "Borrowed" in "(b)" the following: "excluding Indebtedness in respect of the Subordinated Transaction Debt."

            1.2.4 The definition of "Total Debt" shall be amended by inserting the words "Subordinated Transaction Debt" after the words "the Loans," appearing in the third line of such definition.

            1.2.5 The following new definitions will be inserted in alphabetical order as follows:

            (i) ""Growth Capital Expenditures" - means certain one-off expenditures not included as Capital Expenditures to be funded solely from the proceeds of the Subordinated Note(s) and utilized to develop and grow the business of the Borrower, provided, that Growth Capital Expenditures shall be excluded from the definition of Capital Expenditures for reporting purposes."

            (ii) ""Growth Capital Account" - means a special investment or other similar account to be held at the Bank."

            (iii) ""Purchase Agreement" - means the Subordinated Note and Warrant Purchase Agreement dated October 22nd, 2001 by and among BrandPartners Group, Inc. (the successor in interest to the Guarantor), the Borrower and Corporate Mezzanine II, L.P. ("CMII")."

            (iv) ""Second Waiver Period" - means the period commencing immediately upon the termination of the Waiver Period (as such term is defined in the First Amendment) through January 20, 2002."

            (v) ""Subordinated Transaction Debt" - means the "Subordinated Indebtedness" as such term is defined in the Subordination Agreement."

            (vi) ""Subordinated Note(s) - means the subordinated promissory note(s) due October 22nd, 2008 to be purchased by CMII from the Borrower pursuant to the terms of the Purchase Agreement."

            (vi) ""Transaction Documents" - means collectively the Purchase Agreement; the Subordinated Note(s); the Subordination and Intercreditor Agreement dated October 22nd, 2001 by and among the Borrower, the Bank and CMII (the "Subordination Agreement"); the Common Stock Purchase Warrant, dated October 22nd, 2001 (the "Common Stock Purchase Warrant"); and the Registration Rights Agreement dated October 22nd, 2001."

      2.    Waiver.

            2.1 Sections 8.2.3. The Lender, solely in connection with the Transaction Documents, waives compliance with the terms of section 8.2.3 of the Loan Agreement, and hereby consents and agrees to the execution and delivery of and the performance by Borrower under, the Transaction Documents.

            2.2   Section 8.3.4. The Lender waives compliance with the terms of
Section 8.3.4 of the Loan Agreement for the third quarter of fiscal year 2001.

      3.    Other Covenants and Agreements.

            3.1 The Guarantor. The parties hereto acknowledge and confirm that the name of the Guarantor was changed on August 20, 2001 to BrandPartners Group, Inc., a Delaware corporation and by its signature on the acknowledgement forming part of this Agreement, the Guarantor acknowledges the terms of this Amendment and confirms and ratifies the terms and provisions of the Guaranty Agreement.

            3.2 Second Waiver Period. During the Second Waiver Period the Applicable Margin in respect of all Loans shall continue to be increased by 50 basis points as set forth in the First Amendment.

      4.    Miscellaneous.

            4.1 Except as otherwise specifically amended or waived by this Second Amendment and Waiver Agreement, the other provisions of the Loan Agreement, as previously amended, are hereby confirmed and ratified and shall remain in full force and effect.

            4.2 This Second Amendment and Waiver Agreement shall become effective, once executed in full and acknowledged by the Guarantor, as of the date set forth above.

            4.3 In order to induce the Lender to enter into this Second Amendment and Waiver Agreement, the Borrower hereby, represents and warrants to the Lender as follows:

            (a) that no Default or Event of Default exists on the date hereof or will exist on the date hereof and after giving effect to this Amendment;

            (b) that all of the representations and warranties contained in each Loan Document shall be correct as of the date hereof after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the date hereof (it being understood and agreed that any representation or warranty made as of a specified date shall be required to be correct only as of such specific date);

            (c) that the execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or bylaws (or equivalent documentation), (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its properties or assets or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Borrower;

            (d) that this Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally (regardless of whether enforcement is sought in equity or at law); and

            (e) that the Guarantor has read and understood and has consented to and agrees to be bound by the terms and provisions of this Amendment and the Loan Agreement as hereby amended.

            4.4 On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the Notes and each of the other Loan Documents to "the Loan

Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby. This Second Amendment and Waiver Agreement shall be deemed a "Loan Document" for all purposes.

            4.5 The execution, delivery and effectiveness of this Second Amendment and Waiver Agreement shall not, except as expressly provided herein, operate as a modification, acceptance or waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any provision of any of the Loan Documents.

            4.6 The Borrower agrees to pay the Lender all reasonable costs and expenses incurred by the Lender (including, without limitation, reasonable legal fees and expenses) in connection with the preparation, negotiation and enforcement of this Second Amendment and Waiver Agreement and related to the negotiation of the Transaction Documents, together with all other fees currently due and owing to the Lender under the Loan Agreement, concurrently with the execution by Borrower of this Amendment.

            4.7 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

            4.8 This Amendment, together with the Loan Agreement and the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter of this Amendment and supersedes all prior understandings, negotiations, representations and agreements, whether written or oral, between the parties with respect to such subject matter. Any modification of the terms of this Amendment shall not be effective unless in writing and signed by each party.

            4.9 This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within such State, without reference to principles of conflicts of laws.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment and Waiver Agreement to be duly executed as of the date first written above.


                                            WILLEY BROTHERS, INC.
                                            ("Borrower")


                                            By:    /s/ Kevin Kelly
                                                   -----------------------------
                                                   Name:  Kevin Kelly
                                                   Title  President


                                            FLEET CAPITAL CORPORATION
                                            ("Lender")


                                            By:    /s/ Michael Kerneklian
                                                   -----------------------------
                                                   Name:  Michael Kerneklian
                                                   Title: Vice President

                               ACKNOWLEDGEMENT OF
                    BRANDPARTNERS GROUP, INC. TO THE TERMS OF
                    THE SECOND AMENDMENT AND WAIVER AGREEMENT

            By its execution and delivery of this Acknowledgement, BrandPartners Group, Inc., a Delaware corporation, formerly known as Financial Performance Corporation, a New York Corporation and the Guarantor, as such term is defined in the Loan Agreement, hereby acknowledges that it has read and understands the terms of the Second Amendment and Waiver Agreement and confirms and ratifies the terms thereof and its obligations under the Guaranty Agreement, as such Guaranty Agreement may be amended by the terms of such Amendment.


               By: /s/ Edward T. Stolarski
                   -----------------------------------------------
                   Name:  Edward T. Stolarski
                   Title: Executive Vice President, a duly authorized officer of
                             BrandPartners Group, Inc.
                   Date:  October 22nd, 2001